Exhibit 4.2

FIFTH AMENDED AND RESTATED REGISTRATION AGREEMENT
THIS FIFTH AMENDED AND RESTATED REGISTRATION AGREEMENT is made as of February 6, 2019 by and among Health Catalyst, Inc., a Delaware corporation (the “Company”) and the Persons listed on the Schedule of Investors attached hereto (each, an “Investor” and collectively, the “Investors”).
WHEREAS, the Company and certain of the Investors are parties to a Series F Stock Purchase Agreement of even date herewith (the “Stock Purchase Agreement”), pursuant to which, among other things, certain of the Investors shall purchase shares of the Company’s newly authorized Series F Preferred stock, par value $0.001 per share (the “Series F Preferred”);
WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred stock, par value $0.001 per share (the “Series A Preferred”), Series B Preferred stock, par value $0.001 per share (the “Series B Preferred”), Series C Preferred stock, par value $0.001 per share (the “Series C Preferred”), Series D Preferred stock, par value $0.001 per share (the “Series D Preferred”), and Series E Preferred stock, par value $0.001 per share (the “Series E Preferred” and with the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, and the Series F Preferred, the “Preferred Stock”), and possess registration rights pursuant to a Fourth Amended and Restated Registration Agreement, dated as of February 9, 2016, by and among the Company and the Existing Investors (the “Old Registration Agreement”);
WHEREAS, the Existing Investors are holders of a majority of the Investor Registrable Securities (as defined in the Old Registration Agreement), and desire to amend and restate the Old Registration Agreement in its entirety to, among other things, add the new Investors as parties; and WHEREAS, the execution and delivery of this Agreement is a condition to Closing under the Stock Purchase Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
Section 1.    Demand Registrations.
(a)    Requests for Registration. Subject to the terms and conditions of this Agreement, at any time 180 days after the Company has completed a public offering of its Common Stock under the Securities Act (an “IPO”), the holders of Investor Registrable Securities may request registration under the Securities Act of all or any portion of their Investor Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”), and the holders of Investor Registrable Securities may request registration under the Securities Act of all or any portion of their Investor Registrable Securities on Form S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short- form registration (“Short-Form Registrations”) if available. All registrations requested pursuant to this Section 1(a) are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of Investor Registrable Securities requested to be registered, the anticipated per share price range for such offering and the intended method of distribution. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Investor Registrable Securities and, subject to the terms of Section 1(d) hereof, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Investor Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.

(b)    Long-Form Registrations. The holders of Investor Registrable Securities shall be entitled to request two (2) Long-Form Registrations in which the Company shall pay all Registration Expenses (“Company-paid Long-Form Registrations”); provided that the aggregate offering value of the Investor Registrable Securities requested to be registered in any Long-Form Registration must equal at least $20,000,000. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective, and neither the last or any subsequent Company-paid Long-Form Registration shall count as one of the permitted Long-Form Registrations unless the holders of Investor Registrable Securities are able to register and sell at least 75% of Investor Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Company-paid Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Company- paid Long-Form Registrations.
(c)    Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 1(b), the holders of Investor Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses; provided that the aggregate offering value of the Investor Registrable Securities requested to be registered in any Short-Form Registration must equal at least $5,000,000. Demand Registrations shall be Short- Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration. After the Company has become subject to the reporting requirements of the Exchange Act, the Company shall use its reasonable best efforts to make Short-Form Registrations on Form S-3 available for the sale of Investor Registrable Securities. If the Company is qualified to and, pursuant to the request of the holders of a majority of the Investor Registrable Securities, has filed with the Securities and Exchange Commission a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 (the “Shelf Registration”), then the Company shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable after filing, and once effective, the Company shall cause such Shelf Registration to remain effective for a period ending on the earlier of (i) the date on which all Investor Registrable Securities included in such registration have been sold pursuant to the Shelf Registration or (ii) the date as of which all of the Investor Registrable Securities included in such registration are able to be sold within a 90-day period in compliance with Rule 144 under the Securities Act. Notwithstanding the foregoing, the holders of Investor Registrable Securities may have their shares of Investor Registrable Securities fully excluded from the Piggyback Registration upon the managing underwriters’ advice if the Piggyback Registration is the Company’s IPO.
(d)    Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Investor Registrable Securities without the prior written consent of the holders of a majority of the Investor Registrable Securities included in such registration, unless 100% of the Investor Registrable Securities requested to be included in such registration are so included. If a Demand Registration is an underwritten offering and the managing underwriters or placement agent advise the Company in writing that in their opinion the number of Investor Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Investor Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Investor Registrable Securities initially requesting registration, the Company shall include in such registration prior to the inclusion of any securities which are not Investor Registrable Securities the number of Investor Registrable Securities requested to be included which, in the opinion of such underwriters can be sold, without adversely affecting the marketability of the offering in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Investor Registrable Securities owned by each such holder. Any Persons other than holders of Investor Registrable Securities who participate in Demand Registrations which are not at the Company’s expense must pay their share of the Registration Expenses as provided in Section 5 hereof.
(e)    Restrictions. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Long-Form Registration that is a Demand Registration. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration or may cause a registration statement for a Demand Registration to cease to be effective if the Company determines that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any financing, sale, acquisition of assets or stock (other than in the ordinary course of business); any merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or require the Company to disclose any material nonpublic information which would reasonably be likely to be detrimental to the Company and its subsidiaries; or render the Company unable to comply with the requirements under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; provided that in such event, the holders of Investor Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.
(f)    Selection of Underwriters. The holders of a majority of the Investor Registrable Securities initially requesting registration hereunder shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company’s approval which shall not be unreasonably withheld or delayed so long as such investment banker(s) and manager(s) are of recognized national standing.
(g)    Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities, options or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Investor Registrable Securities.
Section 2.    Piggyback Registrations.
(a)    Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than (i) pursuant to a Demand Registration, (ii) in connection with registrations on Form S-4 or S-8 promulgated by the Securities and Exchange Commission or any successor forms, (iii) a registration relating solely to employment benefit plans, or (iv) in connection with the IPO) and the registration form to be used may be used for the registration of Investor Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Investor Registrable Securities of its intention to effect such a registration and, subject to the terms of Section 2(c) and Section 2(d) hereof, shall include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Investor Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company’s notice.
(b)    Piggyback Expenses. The Registration Expenses of the holders of Investor Registrable Securities shall be paid by the Company in all Piggyback Registrations.

(c)    Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, any Investor Registrable Securities requested to be included in such registration, pro rata among the holders of such Investor Registrable Securities on the basis of the number of Investor Registrable Securities owned by each such holder, and (iii) third, other securities requested to be included in such registration.
(d)    Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Investor Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities so requested to be included therein owned by each such holder, and (ii) second, other securities requested to be included in such registration.
(e)    Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Investor Registrable Securities included in such Piggyback Registration. Such approval shall not be unreasonably withheld or delayed.
(f)    Other Registrations. If the Company has previously filed a registration statement with respect to Investor Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.
(g)    Obligations of Seller. During such time as any holder of Investor Registrable Securities may be engaged in a distribution of securities pursuant to an underwritten Piggyback Registration, such holder shall distribute such securities only under the registration statement and solely in the manner described in the registration statement.
Section 3.    Holdback Agreements.
(a)    No holder of Investor Registrable Securities shall (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any equity securities of the Company or any securities convertible into or exercisable or exchangeable (directly or indirectly) for equity securities of the Company (whether such shares or any such securities are then owned by such holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise, from the date on which the Company gives notice to the holders of Investor Registrable Securities that a preliminary prospectus has been circulated for the IPO to the date that is 180 days following the date of the final prospectus for such IPO (the “IPO Holdback Period”), except as part of such IPO. Notwithstanding the foregoing, this Section 3(a) shall not be applicable to or otherwise be binding on the holders of Investor Registrable Securities unless the Company complies with its obligations under Section 3(b) below in connection with any such offering. The IPO Holdback Period shall also be extended as may be requested by the Company or an underwriter to accommodate regulatory restrictions on the publication or other distribution of research reports and analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The extension in the immediately preceding sentence is referred to herein as the “Holdback Extension.” The Company may impose stop-transfer instructions with respect to the shares of its common stock (or other securities) subject to the foregoing restriction during any IPO Holdback Period or any period of Holdback Extension. Each holder of Investor Registrable Securities agrees to execute a Holdback Agreement in customary form as may be requested by any underwriter pursuant to any Holdback Period under this Section 3.
(b)    The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the IPO Holdback Period (including during any period of Holdback Extension) (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree in writing, and (ii) shall cause each officer, director and holder (other than the Investors) of at least 1% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering), to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of any such securities during such periods (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree in writing.
Section 4.    Registration Procedures. Whenever the holders of Investor Registrable Securities have requested that any Investor Registrable Securities be registered pursuant to this Agreement, the Company shall use its commercially reasonable best efforts to effect the registration and the sale of such Investor Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:
(a)    in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Investor Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Investor Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of each such counsel), and include in any Short-Form Registration such additional information reasonably requested by a majority of the Investor Registrable Securities registered under the applicable registration statement, or the underwriters, if any, for marketing purposes, whether or not required by applicable securities laws;
(b)    notify in writing each holder of Investor Registrable Securities to be sold thereunder of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;
(c)    furnish to each seller of Investor Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Investor Registrable Securities owned by such seller;
(d)    use its commercially reasonable best efforts to register or qualify such Investor Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Investor Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);
(e)    notify in writing each seller of such Investor Registrable Securities, (i) promptly after it receives notice thereof, of the date and time when such registration statement and each post- effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) promptly after receipt thereof, of any request by the Securities and Exchange Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Investor Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
(f)    prepare and file promptly with the Securities and Exchange Commission, and notify such holders of Investor Registrable Securities prior to the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, when any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, in case any of such holders of Investor Registrable Securities or any underwriter for any such holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations promulgated thereunder, the Company shall use its commercially reasonable efforts to prepare promptly upon request of any such holder or underwriter such amendments or supplements to such registration statement and prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;
(g)    cause all such Investor Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h)    provide a transfer agent and registrar for all such Investor Registrable Securities not later than the effective date of such registration statement;
(i)    enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Investor Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Investor Registrable Securities (including, without limitation, participation in “road shows,” investor presentations and marketing events and effecting a stock split or a combination of shares);
(j)    make available for inspection by any seller of Investor Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;
(k)    take all commercially reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(l)    otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(m)    permit any holder of Investor Registrable Securities which holder, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;
(n)    use its commercially reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, and in the event of the issuance of any such stop order or other such order the Company shall advise such holders of Investor Registrable Securities of such stop order or other such order promptly after it shall receive notice or obtain knowledge thereof and shall use its commercially reasonable efforts promptly to obtain the withdrawal of such order;
(o)    use its commercially reasonable best efforts to cause such Investor Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Investor Registrable Securities;

(p)    obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Investor Registrable Securities being sold reasonably request (provided that such Investor Registrable Securities constitute at least 10% of the securities covered by such registration statement); and
(q)    provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.
Section 5.    Registration Expenses.
(a)    All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Each Person that sells securities pursuant to a Demand Registration or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such Person’s account. The Company shall not be required to pay for any Registration Expenses begun pursuant to Section 1 if the registration request is subsequently withdrawn at the request of the holders of a majority of the Investor Registrable Securities to be registered (in which case all such holders shall bear such expenses pro rata based upon the number of Investor Registrable Securities that were to be included in the withdrawn registration), unless the holders of a majority of the Investor Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 1(b), provided, however, that if, at the time of such withdrawal, such holders have learned of a material change in the condition, business, or prospects of the Company from that known to the holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then such holders shall not be required to pay any of the Registration Expenses and shall not forfeit their right to a registration pursuant to Subsection 1(b).
(b)    In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Investor Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Investor Registrable Securities included in such registration, such fees not to exceed $10,000.
Section 6.    Indemnification.
(a)    The Company agrees to indemnify, to the extent permitted by law, each holder of Investor Registrable Securities, its officers, directors, members, partners, agents, affiliates and employees and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, actions, damages, liabilities and expenses caused by any of the following statements, omissions or violations by the Company: (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to each holder of Investor Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Investor Registrable Securities.
(b)    In connection with any registration statement in which a holder of Investor Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use therein; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Investor Registrable Securities pursuant to such registration statement.
(c)    Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment after consulting with legal counsel a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party after consulting with legal counsel a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Investor Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(d)    If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Investor Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Investor Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e)    The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.
(f)    No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
Section 7.    Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to any over-allotment or “green shoe” option requested by the underwriters, provided that no holder of Investor Registrable Securities shall be required to sell more than the number of Investor Registrable Securities such holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Investor Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise specifically provided in Section 6 hereof or to agree to any lockup or holdback restrictions, except as specifically provided in Section 3(a) hereof. Each holder of Investor Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 3 or that are necessary to give further effect thereto.
Section 8.    Definitions.
(a)    “Common Stock” means the Common Stock, par value $0.001 per share, of the Company.
(b)    “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.
(c)    “Investor Registrable Securities” means (i) any Common Stock issued or issuable upon the conversion of any Preferred Stock (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of Common Stock held by Persons holding securities described in clauses (i) and (ii) above. As to any particular Investor Registrable Securities, such securities shall cease to be Investor Registrable Securities upon the earliest to occur of (v)(i) a liquidation, dissolution or winding up of the Company or (ii) a Fundamental Change (as defined in the Company’s Certificate of Incorporation), (w) they have been distributed to the public pursuant to an offering registered under the Securities Act, (x) they are sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (y) after the Company has completed an Initial Public Offering they are eligible to be sold without limitation pursuant to Rule 144 under the Securities Act (or any similar rule then in force) or (z) they are repurchased by the Company or any subsidiary of the Company. For purposes of this Agreement, a Person shall be deemed to be a holder of Investor Registrable Securities, and the Investor Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Investor Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Investor Registrable Securities hereunder.
(d)    “Preferred Stock” has the meaning set forth in the recitals hereto.
(e)    Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Stock Purchase Agreement.
Section 9.    Miscellaneous.
(a)    No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Investor Registrable Securities in this Agreement.
(b)    Adjustments Affecting Investor Registrable Securities. The Company shall not intentionally take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Investor Registrable Securities to include such Investor Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Investor Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

(c)    Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.
(d)    Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Investor Registrable Securities; provided, that if an amendment would treat an Investor in a materially disproportionate and adverse manner relative to the other Investors, then the amendment shall also require the consent of such Investor so adversely treated. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
(e)    Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Investor Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Investor Registrable Securities; provided that if any holder of Investor Registrable Securities which is a limited partnership or limited liability company distributes any Investor Registrable Securities to its partners or members after the Company has effected a registered public offering of the Common Stock under the Securities Act, such transferees of Investor Registrable Securities shall no longer be subject to the provisions of Section 3(a) hereof.
(f)    Amendment of Old Registration Agreement; Complete Agreement. The Old Registration Agreement is hereby amended and restated in its entirety by this Agreement and the provisions of the Old Registration Agreement shall no longer be of any force or effect. This Agreement (including the schedules hereto) and the other agreements and instruments referred to herein contain the complete agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede any prior understandings, agreements and representations by or between the parties hereto (whether written or oral) which may have related to the subject matter hereto or thereof in any way (including, without limitation, the Old Registration Agreement).
(g)    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
(h)    Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of facsimile signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(i)    Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
(j)    Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.
(k)    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; provided that such notice under this clause (ii) shall not be effective unless within one business day of the notice a copy of such notice is dispatched to the recipient by first class mail, return receipt requested, or reputable overnight courier service (charges prepaid), (iii) one business day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) five days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Company at the address specified below, to any holder of Investor Registrable Securities as of the date hereof to the address set forth on the applicable Schedules hereto and to any other party subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change its address for receipt of notice by providing sending prior written notice of the change to the sending party.
The Company:
Health Catalyst, Inc.
3165 East Millrock Drive, Suite 450
Salt Lake City, UT 84121

Attention:	Dan Orenstein

Telephone:	801-708-6800

Fax:	801-365-0076

Email:	dan.orenstein@healthcatalyst.com
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
(l)    Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way to this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

(m)    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional investor, so long as such additional investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.

HEALTH CATALYST, INC

By:	/s/ Daniel D. Burton
Name:	Daniel D. Burton
Title:	Chief Executive Officer

[Signature Page to Fifth Amended and Restated Registration Agreement]

INVESTORS:

SEQUOIA CAPITAL U.S. GROWTH FUND IV, L.P.
SEQUOIA CAPITAL USGF PRINCIPALS FUND IV, L.P.

By:	SCGF IV Management, L.P., a Cayman Islands exempted limited partnership, General Partner of Each

By:	SC US (TTGP), LTD., a Cayman Islands limited liability company

Its:	General Partner

By:	/s/ Mike Dixon
Name:	Mike Dixon
Title:	Managing Director

SC US GF V HOLDINGS, LTD.
a Cayman Islands exempted company

By: Sequoia Capital U.S. Growth Fund V, L.P. and Sequoia Capital USGF Principals Fund V, L.P., both Cayman Islands Exempted Limited Partnerships, its Members

By: SCGF V Management, L.P.,
a Cayman Islands Exempted company, its General Partner

By: SC US (TTGP), LTD.,
a Cayman Islands Exempted Limited Partnership, its General Partner

By:	/s/ Mike Dixon
Name:	Mike Dixon
Title:	Director

[Signature Page to Fifth Amended and Restated Registration Agreement]

INVESTORS (CONTINUED):

SEQUOIA CAPITAL U.S. GROWTH FUND V, L.P.
a Cayman Islands exempted limited partnership

By:	SCGF V MANAGEMENT, L.P.,
a Cayman Islands exempted limited partnership, its General Partner

By:	SC US (TTGP), LTD.,
a Cayman Islands exempted company, its General Partner

By:	/s/ Mike Dixon
Name:	Mike Dixon
Title:	Director

[Signature Page to Fifth Amended and Restated Registration Agreement]

INVESTORS (CONTINUED):

NORWEST VENTURE PARTNERS XI, LP

By:	Genesis VC Partners XI, LLC
Its:	General Partner

By:	NVP Associates, LLC
Its:	Managing Member

By:	/s/ Promod Haque
Name:	Promod Haque
Its:

NORWEST VENTURE PARTNERS XII, LP

By:	Genesis VC Partners XI, LLC
Its:	General Partner

By:	NVP Associates, LLC
Its:	Managing Member

By:	/s/ Promod Haque
Name:	Promod Haque
Its:

[Signature Page to Fifth Amended and Restated Registration Agreement]

INVESTORS (CONTINUED):

HQC ACQUISITION, LLC

By:	/s/ Fraser Bullock
Name:	Fraser Bullock
Title:	President

[Signature Page to Fifth Amended and Restated Registration Agreement]

INVESTORS (CONTINUED):

KAISER PERMANENTE VENTURES, LLC - SERIES A

By:	/s/ Thomas Meier
Name:	Thomas Meier
Title:	SVP & Treasurer

KAISER PERMANENTE VENTURES, LLC - SERIES B

By:	/s/ Chris Grant
Name:	Chris Grant
Title:	Member, Managing Committee

THE PERMANENTE FEDERATION LLC - SERIES J

By:	/s/ Anne Cadwell
Name:	Anne Cadwell
Title:	CFO

[Signature Page to Fifth Amended and Restated Registration Agreement]

INVESTORS (CONTINUED):

CHV FUND II, LLC

By:	CHV Fund II Management, LLC
Its:	Manager

By:	/s/ John D. Huesing
Name:	John D. Huesing
Its:	Authorized Representative

[Signature Page to Fifth Amended and Restated Registration Agreement]

INVESTORS (CONTINUED):

SANDS CAPITAL PRIVATE GROWTH FUND, L.P.

By:	Sands Capital Private Growth Fund-GP, L.P.
Its:	General Partner

By:	Sands Capital Private Growth Fund-GP, LLC
Its:	General Partner

By:	/s/ Jonathan Goodman
Name:	Jonathan Goodman
Title:	General Counsel

SANDS CAPITAL PRIVATE GROWTH FUND-HC, L.P.

SANDS CAPITAL PRIVATE GROWTH FUND-HC2, L.P.

SANDS CAPITAL PRIVATE GROWTH FUND-HC3, L.P.

SANDS CAPITAL PRIVATE GROWTH FUND-HC4, L.P.

By:	Sands Capital Private Growth Fund-GP, L.P., its general partner

By:	Sands Capital Private Growth Fund-GP, LLC, its general partner

By:	/s/ Jonathan Goodman
Name:	Jonathan Goodman
Title:	General Counsel

[Signature Page to Fifth Amended and Restated Registration Agreement]

INVESTORS (CONTINUED):

TENAYA CAPITAL VI, LP

By:	Tenaya Capital VI GP, LLC, its General Partner

By:	/s/ Dorian Merritt
Name:	Dorian Merritt
Its:	Attorney-In-Fact

[Signature Page to Fifth Amended and Restated Registration Agreement]

INVESTORS (CONTINUED):

ZIONS SBIC LLC

By:	/s/ Kent Madsen
Name:	Kent Madsen
Its:	Manager

[Signature Page to Fifth Amended and Restated Registration Agreement]

INVESTORS (CONTINUED):

BRIGHAM YOUNG UNIVERSITY,
a Utah nonprofit corporation

By:	/s/ G P Williams
Name:	G P Williams
Title:	Faculty Advisor
Cougar Capital contact information:
Brigham Young University,
a Utah nonprofit corporation
c/o Cougar Capital Program
David Paul – Treasurer
A-153 ASB
Provo, UT 84602
Email: davidwpaul@byu.edu
Phone: 801-422-4887

[Signature Page to Fifth Amended and Restated Registration Agreement]

INVESTORS (CONTINUED):

UNIVERSITY GROWTH FUND I, L.P.

By:	UGFIGP,LLC
Its:	General Partner

By:	/s/ Tom Stringham
Name:	Tom Stringham
Its:	Manager

By:	/s/ Peter Harris
Name:	Peter Harris
Its:	Manager

[Signature Page to Fifth Amended and Restated Registration Agreement]

INVESTORS (CONTINUED):

UPMC

By:	/s/ C. Talbot Heppenstall, Jr.
Name:	C. Talbot Heppenstall, Jr.
Its:	Treasurer

[Signature Page to Fifth Amended and Restated Registration Agreement]

INVESTORS (CONTINUED):

OSF HEALTHCARE SYSTEM,
an Illinois not for profit corporation

By:	/s/ Robert C. Sehring
Name:	Robert C. Sehring
Its:	Chief Executive Officer

[Signature Page to Fifth Amended and Restated Registration Agreement]

INVESTORS (CONTINUED):

/s/ John A. Kane
John A. Kane

[Signature Page to Fifth Amended and Restated Registration Agreement]

INVESTORS (CONTINUED):

JOHN MUIR HEALTH

By:	/s/ Chris Pass
Name:	Chris Pass
Its:	Chief Financial Officer

[Signature Page to Fifth Amended and Restated Registration Agreement]

INVESTORS (CONTINUED):

IOWA HEALTH SYSTEM D/B/A UNITYPOINT HEALTH

By:	/s/ Matthew Kirschner
Name:	Matthew Kirschner
Title:	Vice President, Treasury

[Signature Page to Fifth Amended and Restated Registration Agreement]

INVESTORS (CONTINUED):

ORBIMED ROYALTY OPPORTUNITIES II, LP

By OrbiMed Advisors LLC,
its investment manager

By:	/s/ W. Carter Neild
Name:	W. Carter Neild
Its:	Member

[Signature Page to Fifth Amended and Restated Registration Agreement]

INVESTORS (CONTINUED):

/s/ Brent C. James
Brent C. James

[Signature Page to Fifth Amended and Restated Registration Agreement]

INVESTORS (CONTINUED):

/s/ W. David Hemingway
W. David Hemingway

[Signature Page to Fifth Amended and Restated Registration Agreement]

SCHEDULE I
SCHEDULE OF INVESTORS

Investor:	Notice Address:	With a copy to (which shall not constitute notice to such Investor):
Sequoia Capital U.S. Growth Fund V, L.P.	c/o Sequoia Capital 2800 Sand Hill Road, Suite 101 Menlo Park, CA 94025 Telephone: (650) 854-3927 Telecopy: (650) 854-2977 Attention: Michael Dixon	Kirkland & Ellis LLP 3330 Hillview Avenue Palo Alto, CA 94304 Telephone: (650) 859-7050 Telecopy: (650) 859-7500 Attention: Adam D. Phillips
SC US GF V Holdings, LTD.	c/o Sequoia Capital 2800 Sand Hill Road, Suite 101 Menlo Park, CA 94025 Telephone: (650) 854-3927 Telecopy: (650) 854-2977 Attention: Michael Dixon	Kirkland & Ellis LLP 3330 Hillview Avenue Palo Alto, CA 94304 Telephone: (650) 859-7050 Telecopy: (650) 859-7500 Attention: Adam D. Phillips
Sequoia Capital USGF Principals Fund IV, L.P.	c/o Sequoia Capital 2800 Sand Hill Road, Suite 101 Menlo Park, CA 94025 Telephone: (650) 854-3927 Telecopy: (650) 854-2977 Attention: Michael Dixon	Kirkland & Ellis LLP 3330 Hillview Avenue Palo Alto, CA 94304 Telephone: (650) 859-7050 Telecopy: (650) 859-7500 Attention: Adam D. Phillips
Sequoia Capital U.S. Growth Fund IV, L.P.	c/o Sequoia Capital 2800 Sand Hill Road, Suite 101 Menlo Park, CA 94025 Telephone: (650) 854-3927 Telecopy: (650) 854-2977 Attention: Michael Dixon	Kirkland & Ellis LLP 3330 Hillview Avenue Palo Alto, CA 94304 Telephone: (650) 859-7050 Telecopy: (650) 859-7500 Attention: Adam D. Phillips
Norwest Venture Partners XI, LP	525 University Avenue, Suite 800 Palo Alto, CA 94301 Attention: Promod Haque and William Myers	Kirkland & Ellis LLP 3330 Hillview Avenue Palo Alto, CA 94304 Telephone: (650) 859-7050 Telecopy: (650) 859-7500 Attention: Adam D. Phillips
Norwest Venture Partners XII, LP	525 University Avenue, Suite 800 Palo Alto, CA 94301 Attention: Promod Haque and William Myers	Kirkland & Ellis LLP 3330 Hillview Avenue Palo Alto, CA 94304 Telephone: (650) 859-7050 Telecopy: (650) 859-7500 Attention: Adam D. Phillips
HQC Acquisition, LLC	c/o Sorenson Capital 3400 Ashton Blvd., Suite 400 Lehi, UT 84043 Telephone: (801) 407-8444 Telecopy: (801) 407-8410 Attention: Fraser Bullock	Kirkland & Ellis LLP 3330 Hillview Avenue Palo Alto, CA 94304 Telephone: (650) 859-7050 Telecopy: (650) 859-7500 Attention: Adam D. Phillips
Matoaka, LLC	c/o Sequoia Capital 2800 Sand Hill Road, Suite 101 Menlo Park, CA 94025 Telephone: (650) 854-3927 Telecopy: (650) 854-2977	Kirkland & Ellis LLP 3330 Hillview Avenue Palo Alto, CA 94304 Telephone: (650) 859-7050 Telecopy: (650) 859-7500 Attention: Adam D. Phillips

Schedule of Investors to the Fifth Amended and Restated Registration Agreement

Todd Cozzens	c/o Sequoia Capital 2800 Sand Hill Road, Suite 101 Menlo Park, CA 94025 Telephone: (650) 854-3927 Telecopy: (650) 854-2977	Kirkland & Ellis LLP 3330 Hillview Avenue Palo Alto, CA 94304 Telephone: (650) 859-7050 Telecopy: (650) 859-7500 Attention: Adam D. Phillips
Kaiser Permanente Ventures, LLC - Series A	Sam E. Brasch One Kaiser Plaza, 22nd Floor Oakland, CA 94612
Kaiser Permanente Ventures, LLC - Series B	Sam E. Brasch One Kaiser Plaza, 22nd Floor Oakland, CA 94612
The Permanente Federation LLC - Series J	Sam E. Brasch One Kaiser Plaza, 22nd Floor Oakland, CA 94612
CHV Fund II, LLC	340 W. 10th Street, Suite 2100 Indianapolis, IN 46202 Attention: John D. Huesint Telephone: (317) 963-1310
Partners HealthCare System, Inc.	101 Huntington Avenue, 4th Floor Boston, MA 02199 Attn: Roger Kitterman Telephone: (617) 954-9500 Fax: (917) 954-9356
Sands Capital Private Growth Fund, L.P.	Jonathan Goodman, General Counsel 1000 Wilson Blvd., Suite 3000 Arlington, VA 22209 Phone: 703-562-5293 Email: jgoodman@sandscap.com
Sands Capital Private Growth Fund-HC, L.P.	Jonathan Goodman, General Counsel 1000 Wilson Blvd., Suite 3000 Arlington, VA 22209 Phone: 703-562-5293 Email: jgoodman@sandscap.com
Sands Capital Private Growth Fund-HC2, L.P.	Jonathan P. Goodman, General Counsel 1000 Wilson Blvd., Suite 3000 Arlington, VA 22209 Phone: 703-562-5293 Email: jgoodman@sandscap.com
Sands Capital Private Growth Fund-HC3, L.P.	Jonathan P. Goodman, General Counsel 1000 Wilson Blvd., Suite 3000 Arlington, VA 22209 Phone: 703-562-5293 Email: jgoodman@sandscap.com
Sands Capital Private Growth Fund-HC4, L.P	Jonathan P. Goodman, General Counsel 1000 Wilson Blvd., Suite 3000 Arlington, VA 22209 Phone: 703-562-5293 Email: jgoodman@sandscap.com
Allina Health System	2925 Chicago Avenue Minneapolis, MN 55407 Telephone: (612) 262-5403 Facsimile: (612) 262-4264 Attention: General Counsel	Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402-3901 Telephone: (612) 766-7790 Telecopy: (612) 554-6467 Attention: Mark D. Pihlstrom

Schedule of Investors to the Fifth Amended and Restated Registration Agreement

Tenaya Capital VI, LP	c/o Tenaya Capital, LLC 3280 Alpine Road Portola Valley, CA 94028 Phone: 650-687-6500 Attn: Stewart Gollmer and Dave Markland	Kirkland & Ellis LLP 3330 Hillview Avenue Palo Alto, CA 94304 Telephone: (650) 859-7050 Telecopy: (650) 859-7500 Attention: Adam D. Phillips
Zions SBIC LLC	15 West South Temple #500 Salt Lake City, UT 84111 Attn: Kent Madsen	Kirkland & Ellis LLP 3330 Hillview Avenue Palo Alto, CA 94304 Telephone: (650) 859-7050 Telecopy: (650) 859-7500 Attention: Adam D. Phillips
Leavitt Equity Partners I, L.P.	299 S. Main Street, Suite 2300 Salt Lake City, UT 84111 Attn: Taylor Leavitt
Brigham Young University (Cougar Capital)	Brigham Young University, a Utah nonprofit corporation c/o Cougar Capital Program David Paul – Treasurer A-153 ASB Provo, UT 84602 Email: davidwpaul@byu.edu Phone: 801-422-4887
University Growth Fund I, L.P.	University Growth Fund 299 South Main, Suite 357 Salt Lake City, UT 84111 Attn: Tom Stringham
UPMC	UPMC U.S. Steel Tower, Suite 6071 600 Grant Street Pittsburgh, PA 15219 Attn: Senior Associate Counsel and Vice President
OSF Healthcare System	Attn: Robert C. Sehring, CEO 800 NE Glen Oak Avenue Peoria, IL 61603. Fax: 309-655-6869
Leerink Capital Investors I L.P.	One Federal Street Boston, MA 02110 Attn: Todd Cozzens
Leerink Transformation Fund I L.P.	One Federal Street, 25th Floor Boston, MA 02110 Attn: Todd Cozzens Phone: (617) 918-4821 Fax: (617) 918-4921 todd@LTPequity.com
MultiCare Health System	MultiCare Health System 737 S. Fawcett Ave. MS: 737-4-CFO Tacoma, WA 98402 Attn: Judy Swain Phone: 253.459.8003 Fax: 253.459.7854 Judy.swain@multicare.org
John A. Kane	18242 Via Caprini Drive Ft Myers, FL 33913 Fax: 239-689-8187 Cell: 802-999-6769 Email jackakane@gmail.com

Schedule of Investors to the Fifth Amended and Restated Registration Agreement

John Muir Health	1450 Treat Blvd Suite #350 Walnut Creek, CA 94597 Attn: Ravi Hundal M.D. or Taejoon Ahn M.D. MPH CPE Taejoon. Ahn_MD@johnmuirhealth.com	1400 Treat Boulevard Walnut Creek, CA 94597 Attn: General Counsel Phone: 925-941-2217 Fax: 925-952-2979 max.reynolds@johnmuirhealth.com
John Muir Medical Group, Inc.	1400 Treat Boulevard Walnut Creek, CA 94597 Attn: Chris Pass, CFO Phone: (925) 941-2622 Fax: (925) 952-2979 chris.pass@johnmuirhealth.com
Omkara LLC	Omkara LLC c/o Anita Pramoda 6085 West Twain Ave., Suite 101 Las Vegas, NV 89103
Ben Fatto Limited Partnership	Ben Fatto Limited Partnership Attn: Broc C. Hiatt and Craig D. Cardon 1223 S. Clearview Ave., Suite 103 Mesa, AZ 85209 bhiatt@cardonhiatt.com
3M Company	3M Ventures 3M Company 3M Center, Building 220-9E-02 St. Paul, MN 55144-1000 bdwright2@mmm.com
Iowa Health System D/B/A UnityPoint Health	UnityPoint Health 1776 West Lakes Parkway, Suite 400 West Des Moines, IA 50266-8239 matthew.kirschner@unitypoint.org
Aetna Inc.	Aetna Inc. 151 Farmington Avenue, RC6A Hartford, CT 06156 Attention: General Counsel Fax: (860) 273-8430	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Attention: H. Oliver Smith And Harold Birnbaum Fax: (212) 701-5800
OrbiMed Royalty Opportunities II, LP	601 Lexington Avenue, 54th Floor New York, NY 10022 Attn: Mark Jelley jelleym@orbimed.com cc: ROSCreditOps@OrbiMed.com Telephone: (212) 739-6461	Covington & Burling LLP The New York Times Building, 620 Eighth Avenue New York, NY 10018-1405 Attn: Peter Schwartz
Brent C. James	4 E. Knightsbridge Lane Salt Lake City, UT 84103-2241 Brent.james@qualityscience.pro
W David Hemingway	1212 Canyon Oaks Way Salt Lake City, UT 84103 wdavid.hemingway@gmail.com

Schedule of Investors to the Fifth Amended and Restated Registration Agreement